Exhibit 99.2

Bush Hog, LLC

Bush Hog, LLC
Balance Sheets
June 30, 2009 and December 31, 2008

	Unaudited	Unaudited
(in thousands of dollars)	2009	2008
Assets
Current assets
Cash and cash equivalents	$12,150	$617
Receivables
Trade, less allowance for uncollectible accounts of
$4,186 and $931 in 2009 and 2008, respectively	68,619	66,482
Other	-	5,050
Inventories	20,478	34,432
Prepaid expenses	998	376
Total current assets	102,245	106,957
Property, plant and equipment, net	22,891	28,348
Total assets	$125,136	$135,305
Liabilities and Members' Capital
Current liabilities
Related party demand line of credit	$-	$36,125
Book overdraft	1,678	-
Current portion of related party debt	2,010	2,010
Current portion of capital lease obligations - equipment	202	137
Accounts payable	18,245	16,438
Accrued expenses	4,859	9,469
Restructuring reserves	5,583	12,519
Accrued product liability claims	1,500	5,013
Total current liabilities	34,077	81,711
Long-term liabilities
Related party debt, net of current portion	8,040	8,040
Capital lease obligations - equipment, net of current portion	24	158
Insurance reserves	9,144	9,188
Other long-term liabilities	40	40
Total long-term liabilities	17,248	17,426
Total liabilities	51,325	99,137
Members' capital	73,811	36,168
Total liabilities and members' capital	$125,136	$135,305

 The accompanying notes are an integral part of these unaudited condensed financial statements.

Bush Hog, LLC
Statements of Operations
Six Months Ended June 30, 2009 and 2008

	Unaudited	Unaudited
(in thousands of dollars)	2009	2008
Net sales	$56,211	$93,717
Cost of sales	51,935	94,948
Gross (loss) profit	4,276	(1,231)
Operating expenses
Selling expenses	4,349	8,152
General and administrative expenses	7,736	6,581
Total operating expenses	12,085	14,733
Loss from operations	(7,809)	(15,964)
Other income (expense)
Interest income	346	107
Interest expense	(305)	(1,377)
Other, net	10	29
Total other income (expense)	51	(1,241)
Net loss	$(7,758)	$(17,205)

The accompanying notes are an integral part of these unaudited condensed financial statements.

Bush Hog, LLC
Statements of Cash Flows
Six Months Ended June 30, 2009 and 2008

	Unaudited	Unaudited
(in thousands of dollars)	2009	2008
Cash flows from operating activities
Net loss	$(7,758)	$(17,205)
Adjustments to reconcile net loss to net cash provided by
(used in) operating activities
Depreciation	2,609	3,670
Impairment of long-lived assets	2,645	-
Changes in operating assets and liabilities
(Increase) decrease in receivables	(2,137)	(23,558)
(Increase) decrease in other receivables	5,050	2,037
(Increase) decrease in inventories	13,954	(1,689)
(Increase) decrease in prepaid expenses	(622)	(173)
Increase (decrease) in accounts payable	1,807	4,174
Increase (decrease) in book overdraft	1,678	1,578
Increase (decrease) in accrued expenses and other
long-term liabilities	(8,167)	2,322
Increase (decrease) in restructuring reserves	(6,936)	-
Net cash provided by (used in) operating activities	2,123	(28,844)
Cash flows from investing activities
Disposals (purchases) of property and equipment	204	(4,789)
Net cash used in investing activities	204	(4,789)
Cash flows from financing activities
(Payments) borrowings on related party demand line of credit, net	(36,125)	(26,325)
Payments on capital lease obligations, equipment	(69)	(37)
Members' contribution	45,400	60,000
Net cash provided by financing activities	9,206	33,638
Net increase (decrease) in cash and cash equivalents	11,533	5
Cash and cash equivalents
Beginning of period	617	1,127
End of period	$12,150	$1,132
Supplemental disclosure of cash flow information
Cash paid for interest	$306	$1,377

 The accompanying notes are an integral part of these unaudited condensed financial statements.

Bush Hog, LLC.
Notes to Condensed Financial Statements - (Unaudited)

June 30, 2009

1.  Basis of Financial Statement Presentation

The accompanying unaudited condensed financial statements of Bush Hog, LLC. (the “Company”) have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and with the instructions to Article 10 of Regulations S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the periods presented are not necessarily indicative of the results that may be expected for the year ending December 31, 2009.  For further information, refer to the financial statements and footnotes thereto included in the Company’s audited financial statements for the year ended December 31, 2008 (as a part of Exhibit 99.1).

2.  Inventories

Inventories are valued using the last-in first-out (LIFO) method.  Net inventories consist of the following:

(in thousands)	June 30, 2009	December 31, 2008

Finished goods	$13,777	$15,113
Work in process	4,242	3,379
Raw materials	11,342	30,323
FIFO inventories	$29,361	$48,815
LIFO reserves	(8,883)	(14,383)
LIFO inventories	$20,478	$34,432

An actual valuation of inventory under the LIFO method can be made only at the end of each year based on the inventory levels and costs at that time.  Accordingly, interim LIFO must necessarily be based on management's estimates. Based on the decrease in inventory quantities management believes that the LIFO reserve should be $8.9 million.

3.  Property, Plant and Equipment Impairment

The Company performed an impairment test for the Alabama and Tennessee asset groups and determined an impairment charge of $ 2.6 million was necessary at June 30, 2009.  The impairment was mostly related to the Alabama property and equipment which indicated the fair value was less than the carrying value of the asset group.

4.  Fair Value Measurements

Effective January 1, 2008, the Company adopted Accounting Standards Codification Subtopic 820-10 (ASC 820) formerly SFAS No. 157, Fair Value Measurements (“SFAS 157”), which provides a framework for measuring fair value under accounting standards generally accepted in the United States.  In February, 2008, the Financial Accounting Standards Board (FASB) deferred the effective date of ASC 820 for non–financial assets and liabilities until fiscal years beginning after November 15, 2008 (January 1, 2009 for the Company).  The remaining provisions of ASC 820 are effective for fiscal years beginning after November 15, 2007 (January 1, 2008 for the Company).  There was no impact to the financial statements as a result of adoption.

The Company also adopted Accounting Standards Codification Topic 825 (ASC 825) formerly SFAS No. 159, the Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”) on January 1, 2008.  ASC 825 allows an entity the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on a contract-for-contract basis.  The Company elected not to adopt the fair value option for financial instruments on the adoption date.

The carrying amounts of cash and cash equivalents, accounts receivable, and accounts payable approximate their fair value because of the short-term maturities of these instruments.  All Company borrowings are currently with related parties and the terms of which make it impracticable to estimate the fair value.

5.  Contingent Matters

The Company is a party to various legal proceedings and potential claims that arise in the ordinary course of business.  In the opinion of the Company’s management, the amount of any ultimate liability will not have a material adverse effect on the Company’s financial position or results of its operations.

The Company’s policy is to record estimated product liability claims and insurance receivables for claims in excess of their deductible, in accordance with Accounting Standards Codification Topic 210-20 (ASC 210) Financial Accounting Standards Board Interpretation No. 39.  Historically these claims estimates have not been significant.  As of December 31, 2008, the Company accrued approximately $5 million for such claims and recorded an insurance receivable for the same amount, which is included in other receivables in the accompanying 2008 balance sheet.  The Company settled the outstanding claims net of deductible paid by the insurance carrier in June 2009.

6.  Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (FASB) issued SFAS 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162.  U.S. GAAP will no longer be issued in the form of an “accounting standard,” but rather as an update to the applicable “topic” or “subtopic” within the codification. As such, accounting guidance will be classified as either “authoritative” or “non-authoritative” based on its inclusion or exclusion from the codification.  The codification will be the single source of authoritative U.S. accounting and reporting standards, except for rules and interpretive releases of the SEC under authority of federal securities laws, which are sources of authoritative GAAP for SEC registrants.  The codification of U.S. GAAP became effective for the quarter ending after September 30, 2009.  We do not expect this statement to have a material impact on the financial statements.

In May 2009, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 165, “Subsequent Events” (“SFAS No. 165”).  SFAS No. 165 was subsequently codified in the FASB Accounting Standards Codification Topic 855 (“ASC 855”).  ASC 855 establishes principles and standards related to the accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued.  ASC 855 requires an entity to recognize, in the financial statements, subsequent events that provide additional information regarding conditions that existed at the balance sheet date.  In accordance with this standard, which was effective beginning with the quarter ended June 30, 2009, management has evaluated subsequent events for accounting and disclosure through the date of this filing which is January 19, 2010.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141(R), “Business Combinations”, (“SFAS 141R”), which replaces SFAS 141.  SFAS 141R has subsequently been codified in the FASB Accounting Standards Codification Topic 805 (“ASC 805”).  ASC 805 requires most assets acquired and liabilities assumed in a business combination, contingent consideration, and certain acquired contingencies to be measured at their fair values as of the date of acquisition.  The new standard also requires that acquisition-related costs and restructuring costs be recognized separately from the business combination.  The new standard became effective for the Company on January 1, 2009.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, “Non-controlling Interest in Consolidated Financial Statements”, (“SFAS 160”).  SFAS 160 has subsequently been codified in the FASB Accounting Standards Codification Topic 810 (“ASC 810”).  The new standard amends previous accounting literature to establish new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary.  The new standard is effective for the Company this fiscal year.

The Financial Accounting Standards Board’s Emerging Issues Task Force has issued new accounting guidance for revenue arrangements with multiple deliverables.  Under current accounting guidance, one of the requirements for recognition of revenue for a delivered item under a multiple element arrangement is that there must be objective and verifiable evidence of the standalone selling price of the undelivered item.  The new guidance eliminates that requirement and requires an entity to estimate the selling price of each element in the arrangement.  The result will likely be that more arrangements will be separated into multiple elements of accounting than was the case previously.

The new guidance is effective for the Company as of January 1, 2011, and will be applied prospectively to new arrangements entered into beginning on that date.  Early adoption is permitted as of the beginning of a fiscal year.  If the new guidance is adopted early in other than the first period of the fiscal year, the guidance must be adopted retrospectively to the beginning of the fiscal year of adoption.  Retrospective application to prior years is allowed, but not required.  In the initial year of application, certain qualitative and quantitative disclosures about the impact of the adoption are required.  The Company has not yet determined the impact of adoption.

In March 2008 the FASB issued Statement of Financial Accounting Standards No. 161, "Disclosures About Derivative Instruments and Hedging Activities (“SFAS 161”) expanding the disclosure requirements to provide greater transparency about (i) how and why an entity uses derivative instruments, (ii) how derivative instruments and related hedge items are accounted for and (iii) how derivative instruments and related hedged items affect an entity's financial position, results of operations and cash flows.  SFAS 161 has subsequently been codified in the FASB Accounting Standards Codification Topic 815 (“ASC 815”).  To meet those objectives, Statement 161 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments and disclosures about credit-risk-related contingent features in derivative agreements. The Company adopted SFAS 161 on January 1, 2009 and it has no impact on the Company's condensed financial statements.

In June 2009, the FASB issued SFAS 167, Amendments to FASB Interpretation No. 46(R), which is to be included in ASC Topic 810, consolidation. This guidance amends FASB Interpretation No. 46(revised December 2003) to address the elimination of the concept of a qualifying special purpose entity. SFAS 167 also replaces the quantitative-based risks and rewards calculation for determining which enterprise has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the activities of a variable interest entity and the obligation to absorb losses of the entity or the right to receive benefits from the entity. Additionally, SFAS 167 provides more timely and useful information about an enterprise’s involvement with a variable interest entity. SFAS 167 will become effective in the first quarter of 2010. We are currently evaluating the impact of this standard on the financial statements.

7.  Related Party Line of Credit

The Company maintained a $60 million demand line of credit with a related party with interest payable at LIBOR plus a predetermined spread. During February 2008, the line was increased to $70 million. In March 2008, Bush Hog Investors, LLC (“Investors”) and Henry Crown and Company, d/b/a CC Industries, Inc. (“CCI”) made a capital contribution of $60 million. Borrowings under the line at that date totaled $67.9 million, of which, $60 million were repaid and the demand line of credit was reduced to $40 million. During 2008 and 2009, maximum borrowings under the $40 million demand line of credit totaled $36.1 million and $37.4 million, respectively. In February 2009, the Investors and CCI made an additional capital contribution of $45.4 million.  Borrowings under the line at that date, $36.9 million, were repaid and the line of credit was terminated.  In July 2009, the Company entered into a new line of credit agreement with a related party that expires in August 2010.  Availability under the new line is $25 million and interest is payable at the Thirty Day LIBOR Rate plus 235 basis points.

8.  Related Party Debt

The Company is a party to a thirteen-year lease with The Industrial Development Board of Washington County, Tennessee (the “Board”) for the construction of a new manufacturing facility in Jonesborough , Tennessee.

Under the terms of the agreement, the Board funded the cost of the facility through the issuance of revenue bonds up to a maximum of $25 million.  The bonds have been purchased by a related party and a total of $20.1 million was funded.  The lease agreement further provides for lease payments to be made directly to the bondholders.  Accordingly, the obligation has been recorded as related party debt on the balance sheet.

The Company makes quarterly interest payments based on a variable rate and makes principal payments in December which will continue through the maturity date of 2013.  The interest rate in 2009 ranged from 3.57 % to 3.78 % based on the LIBOR rate plus a predetermined spread.  The interest rate at June 30, 2009 is 3.57%.

9.  Related Party Transactions

CCI

The Company pays a management fee of $1.3 million annually to CCI in connection with its role as manager of the Company.  In addition, the Company reimburses CCI for expenditures incurred on behalf of the Company.  The management fee is included in general and administrative expenses.  Included in accounts payable was $1.0 million and $0.6 million due to CCI at June 30, 2009 and December 31, 2008 respectively.

Line of Credit

The Company maintained a line of credit totaling $40.0 million with a related party as of December 31, 2008 and June 30, 2008.  Interest paid to the related party for the six months ended June 30, 2009 and 2008 was $0.1 million and $1.0 million, respectively.

Debt

The Company has debt totaling $10.1 million with a related party as of June 30, 2009 and December 31, 2008, respectively.  Interest paid to the related party for the six months ended June 30, 2009 and 2008 was $0.2 million and $0.4 million, respectively.

Equipment

The Company leases truck tractors from a related party.  Lease payments totaled $45 thousand for the six months ended of June 30, 2009 and 2008.

10.  Restructuring Costs

In the fourth quarter of 2008, the Company recorded restructuring costs of approximately $19.3 million.  The details of these 2008 restructuring actions are listed in the chart below.

Workforce Reductions

The Company determined the need to reduce employment levels at both the Alabama and Tennessee locations and as a result recorded a restructuring charge of approximately $3.0 million for severance costs.

Utility Vehicle Product Line Discontinuance

The Company approved a plan to discontinue the utility vehicle product line and recorded restructuring costs of approximately $16.3 million.  Included in the restructuring costs were $2.4 million in contract-related termination costs with a supplier, $9.1 million for an unfavorable purchase commitment and $4.8 million of asset impairments associated with machinery, equipment, tooling, software and inventory write-downs.

$6.9 million in restructuring reserves was used during the six months ended June 30, 2009.  The balance of $6.8 million as of June 30, 2009 is expected to be utilized in the next twelve months, of which $1.2 million is included in accounts receivable and $5.6 million in restructuring reserves in the accompanying balance sheets.

(in thousands)	Severance Costs	Contract Termination and Other Exit Costs	Total

Restructuring balances December 31, 2008	$2,647	$11,055	$13,702
Amount utilized in 2009	(1,344)	(5,592)	(6,936)
Restructuring balances June 30, 2009	$1,303	5,463	$6,766

11.  Subsequent Events

On October 22, 2009, a publicly traded third party acquired the majority of the remaining assets and certain liabilities of the Company in exchange for 1.7 million shares of its common stock.